EXHIBIT 9

                                                                  EXECUTION COPY

                               Amendment No. 1 to

                            Secured Credit Agreement

                             and Amendment No. 1 to

                               Security Agreement

                           dated as of August 2, 1996


                                     In re:

                            SECURED CREDIT AGREEMENT

                          dated as of August 15, 1995

                                    Between

                           HYPERION PARTNERS II L.P.

                                      and

                              THE BANK OF NEW YORK

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                                Amendment No. 1

                                       to

                            Secured Credit Agreement

                                      and

                     Amendment No. 1 to Security Agreement

                           Dated as of August 2, 1996


            HYPERION PARTNERS II L.P., a Delaware limited partnership (the "Partnership") and THE BANK OF NEW YORK (the "Bank"), having previously entered into between themselves a Secured Credit Agreement dated as of August 15, 1995 (the "Secured Credit Agreement"), and a related Security Agreement dated as of August 15, 1995 (the "Security Agreement") agree, subject to the terms and conditions herein stated, to amend the Secured Credit Agreement and the Security Agreement as follows (capitalized terms used but not defined herein are used as defined in the Secured Credit Agreement; this Agreement being hereafter referred to as this "Amendment"):

                     I. Secured Credit Agreement Amendments

            Upon the effectiveness of this Amendment, the Secured Credit Agreement is amended as follows:

            1.1 The last sentence of Section 1.01 shall be amended to read in its entirety as follows:

                  "The Commitment on the Amendment Date is $20,000,000".

            1.2 Section 3.02 shall be amended by replacing the phrase "As of the Agreement Date," with "As of the Amendment Date,".

            1.3 Section 9.01(a) of the Secured Credit Agreement is amended by adding the following definition:

            "'Amendment Date' means, August 2, 1996, which date is the date executed copies of Amendment No. 1 to this

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            Agreement and Amendment No. 1 to the Security Agreement were delivered by all parties thereto and, accordingly, the date on which Amendment No. 1 to this Agreement and Amendment No. 1 to the Security Agreement became effective and, for the first time, binding upon the parties hereto.".

            1.4 The definition of "Termination Date", as set forth in Section 9.01(a) of the Secured Credit Agreement is amended in its entirety to read as follows:

            "'Termination Date' means the date which is 364 days from and including the Amendment Date.".

            1.5 Schedule 3.08 of the Secured Credit Agreement is replaced with Exhibit A hereto.

            1.6 Exhibit A-1 to the Secured Credit Agreement is replaced with Exhibit A-1 hereto.

                        II. Security Agreement Amendments

            Upon the effectiveness of this Amendment, the Security Agreement is amended as follows:

            2.1 the First WHEREAS recital is amended to read in its entirety as follows:

                  "WHEREAS, Debtor and Secured Party entered into a Secured
            Credit Agreement dated as of August 15, 1995 (as amended from time to time, the "Secured Credit Agreement"), pursuant to which the Secured Party has committed to extend to the Debtor, and the Debtor may obtain from the Secured Party, credit in the form of Loans in the aggregate principal amount not to exceed $20,000,000 (the "Commitment"), and Debtor has executed and delivered to the Secured Party a promissory note dated as of August 2, 1996 in the aggregate principal amount of $20,000,000 bearing interest as set forth in the Secured Credit Agreement (as amended or substituted from time to time, the "Note"). This Agreement, the Secured Credit Agreement, the Note and all other agreements, documents and instruments relating to, arising out of, or in any way connected with any of the foregoing, are referred to herein as the "Loan Documents"; all debts, liabilities and obligations evidenced by or arising hereunder or by or under any of the Loan Documents, including any extensions, renewals, refinancing or changes in form thereof, are hereinafter referred to as the "Obligations"; other terms used but not defined


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            herein that are defined in the Secured Credit Agreement are used with the meanings there ascribed to them;".

            2.2 Schedule A to the Security Agreement is replaced by Exhibit B hereto.

            2.3 Schedule C to the Security Agreement is replaced by Exhibit C hereto.

                                III. Conditions

            3.1 Conditions to the Effectiveness of This Amendment. The effectiveness of this Amendment is subject to the receipt by the Bank of each of the following, in form and substance and, in the case of the materials referred to in clause (b), certified in a manner satisfactory to the Bank:

                  (a) this Amendment and the replacement Note each duly executed by every Loan Party thereto;

                  (b) a certificate of the Vice President and Secretary of the general partner of the General Partner of the Borrower, dated as of the date hereof, substantially in the form of Annex A hereof and the resolutions referred to in such certificate;

                  (c) replacement Capital Call Notices in the form of Schedule C to the Security Agreement (as amended hereby), duly executed in blank with respect to, and in the amounts of, each of the Pledged Capital Commitments set forth opposite such partner's name on Schedule A to the Security Agreement (as amended hereby); and

                       IV. Representations and Warranties

            4.1 Representations and Warranties. The Borrower represents and warrants that:

                  (a) except for any Default or Event of Default expressly waived by the Bank in Section 5.2 below, no Default or Event of Default has or shall have occurred and be continuing either before or after giving effect to this Amendment; and

                  (b) except as stated in writing to the Secured Party on or before the date hereof, all of the Loan Document Representations and Warranties are true and accurate as if made on the date hereof, provided that, for purposes of this Section 4.1(b), the reference to "this Agreement" in Section 3.03 to the Secured Credit Agreement shall be deemed to be a reference to this Amendment.


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                                V. Miscellaneous

            5.1. Effect on Loan Documents. (a) Except as specifically amended or supplemented by this Amendment and the other documents delivered hereunder, each of the Loan Documents and the Schedules and Exhibits thereto shall remain in full force and effect and are hereby ratified and affirmed.

            (b) Except as may be expressly stated in this Amendment, nothing contained in this Amendment or any documents delivered hereunder, nor the execution, delivery or effectiveness thereof, shall operate as a waiver of any right, power or remedy of the Secured Party under any provision of the Loan Documents.

            5.2 Waiver of Notice. The Bank hereby consents to the admission of each of LJR Limited Partnership and BT Investment Partners, Inc. (the "New Partners") to Hyperion Partners II L.P. and waives any notice required to be delivered to it in accordance with the Secured Credit Agreement as such notice relates to the admission to the partnership of the New Partners. The Bank's consent set forth in this Section 5.2 shall be effective as of June 27, 1996.

            5.2 Governing Law. This Amendment and the documents delivered hereunder shall be construed in accordance with and governed by the laws of the State of New York.

            5.3 Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives on this 2nd day of August, 1996.


                                             HYPERION PARTNERS II L.P.,
                                             a Delaware limited partnership

                                             By:  HYPERION VENTURES II L.P.,
                                                  Its General Partner

                                             By:  HYPERION FUNDING II CORP.,
                                                  Its General Partner

                                             By /s/ Robert A. Perro
                                                 ------------------------------
                                                  Name: Robert A. Perro
                                                  Title: Vice President and
                                                         Secretary


                                             THE BANK OF NEW YORK

                                             By: /s/ Robert A. Tweed
                                                 ------------------------------
                                                  Name: Robert A. Tweed
                                                  Title: Vice President

                                             Agreement Date: August 2, 1996


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